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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Pharmacia & Upjohn Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the headings "Independent Accountants" and "Summary Consolidated Financial Data" in such Registration Statement.


                                                      PricewaterhouseCoopers LLP


Chicago, Illinois

July 13, 1999